EXHIBIT 10.5

2010 Executive Incentive Plan

2010 Risk Management Goal [Segment Weight = 40%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•	Enhance the framework for balancing the risks to the Bank as a cooperative, from individual member credit deterioration, with the mission of the Bank to support members’ housing finance objectives.

•	Enhance the Bank’s ability to prudently support weak and troubled members.

•

Enhance accounting and risk management processes and practices for the Bank’s portfolio of non-agency MBS to improve fair value measurement, credit risk and accounting write-down risk analysis, and funding and hedging risk analysis.

•	Improve the measurement and management of strategic liquidity risk to enhance the Bank’s ability to provide liquidity to members.

•	Maintain System leadership in accounting policy and System consistency projects.

•

Begin implementation of the new Front Office and Back Office trading, operations and accounting infrastructure to place the Bank in a better position to meet regulatory, risk management and competitive challenges.

2010 Franchise Enhancement Goal [Segment Weight = 40%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•

Achieve targeted potential dividend spread. Enhance financial strategies that enable the Bank to effectively manage capital and maintain the appropriate balance between financial risk and financial return.

•	Innovate and pursue business and product development opportunities to enhance and promote the value of the franchise to members, prospects and constituents.

•	Develop strategies and implementation plans to address either significant shrinkage or significant growth in advances.

•	Develop and actively pursue strategies to counter the unintended consequences of Congressional and regulatory efforts that affect the FHLBanks’ funding and advances franchises.

•	Develop a strategy to resume repurchase of excess capital stock and payment of dividends.

2010 Community Investment Goal [Segment Weight = 20%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•	Promote the use of the Bank’s CICA products.

•	Promote active participation in the Banks’ Affordable Housing Program and Set-Aside Programs.

•

Provide effective technical assistance and outreach for Affordable Housing Program and Set-Aside Programs and promote financial literacy, foreclosure prevention, and re-use of foreclosed homes for affordable housing.

2010 Senior Officer Goal Weights

	Senior Vice President		Executive Vice President
	Corporate Goal Weights	Goal Weight (includes individual goals)	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	30%	N/A	20%
Risk Management	40%	28%	40%	32%
Franchise Enhancement	40%	28%	40%	32%
Community Investment	20%	14%	20%	16%
Total	100%	100%	100%	100%